UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2008

DIGICORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 000-33067

Delaware	87-0398271
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4143 Glencoe Ave Marina Del Rey, CA	90292
(Address of Principal Executive Offices)	(Zip Code)
(310) 728-1450
(Issuer’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

          Effective on June 10, 2008, Digicorp, Inc.'s subsidiary, Youth Media (Hong Kong) Limited (“YMHK”), a company organized under the laws of Hong Kong and a subsidiary of Digicorp, Inc. (“Digicorp”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with China Youth Net Technology (Beijing) Co., Ltd. (“CYN”), China Youth Interactive Cultural Media (Beijing) Co., Ltd. (“CYI”) and China Youth Net Advertising Co. Ltd. (“CYN Ads”).  YMHK is a company recently formed by Digicorp to take advantage of its recently announced plans to shift its business to aggregation and distribution of international content for Internet consumption in China.

          CYN is a business entity controlled by China Youth League and is entrusted by China Youth League to be responsible for, operate and hold investments in various businesses with respect to computer networks under China Youth League.  The China Youth League is a youth movement of the People's Republic of China (“PRC”) for youth between the ages of 14 and 28, run by the Communist Party of China.  CYI has obtained an exclusive authorization from the Movie and Television Network Center of China Youth League (the “Center”) to set up comprehensive network platform with on-campus students as targeted users and to provide information and related value-added services through such network.  The Center, which is a related entity of CYN and is also controlled by China Youth League, has been approved by the PRC State Administration of Radio, Film and Television and issued an Online Video-Audio License by the same authority for dissemination of video and audio contents through information network.  CYN Ads has been granted by CYN with certain advertising rights to place advertisements through networks under the auspices of CYN.

          Pursuant to the Cooperation Agreement, CYN and CYI on the one side and YMHK on the other side have agreed to cooperate with each other to develop, build and operate a fully managed video and audio distribution network based on, including but not limited to, the China Education and Research Network, the broadband network infrastructure built in schools, universities and other education institutions (the “Campus Network”), under the auspices of CYN.  At the initial stage, the Campus Network will be a network that is only accessible on the campuses of universities and colleges in the PRC.  CYN has agreed, by itself or through CYI or any other affiliate, to launch a network (the “Mobile Campus Network”) for distribution of student-targeted video-audio contents via mobile network as soon as practicable after the signing of the Content Agreement, and upon the launch of such Mobile Campus Network, CYN, CYI, and YMHK will expand their cooperation under the Cooperation Agreement to such Mobile Campus Network.  The parties have agreed that it is their intention that later on, upon their mutual agreement, they may expand the Campus Network in manner permitted and appropriate in law so that it is accessible by the public via Internet.  The Campus Network will be deployed across a centrally controlled and protected system and will make use both of proprietary software systems and technologies controlled by YMHK and its affiliates and software systems and technologies controlled by others (the “Technology”).  YMHK will license to CYI and will cause its relevant affiliates to license to CYI for use by the Campus Network in the Territory any Technology YMHK or its relevant affiliate might control and has the right to license.  Further, as soon as practicable, YMHK is to establish a wholly-foreign-owned company 100% invested by and owned by YMHK in Beijing, China (“YMHK WFOE”) to provide CYI with relevant business, commercial, operational and technical supports, assistances and services with respect to the setup, operation, maintenance and expansion of the Campus Network according to separate commercial and technical services agreement to be entered into by CYI and YMHK WFOE.

          The parties have agreed that the board of directors of YMHK WFOE shall be composed of five directors, of which three shall be nominated by YMHK (and one of them shall be the chairman and legal representative of YMHK WFOE) and the other two nominated by CYN and CYI.  Further, the articles of association of YMHK WFOE shall contain appropriate provisions that certain significant business matters of YMHK WFOE shall require unanimous approval of all five directors or with substantially the same effect.

          It is intended that the Campus Network will deliver a range of content (the “Content”) from premium international and domestic entertainment providers that is to be sourced by YMHK and/or its affiliates or by CYI, CYN or their affiliates independently or with the help of YMHK and/or its affiliates, and it is also anticipated by the parties that to the extent permitted by applicable law and beneficial to the Campus Network, the Campus Network may also deliver Content by the end users of the Campus Network, provided that the Content to be delivered via the Campus Network shall be subject to review and approval by the Center and relevant authorities of China that are required by applicable laws, rules and media control policies of China or are otherwise reasonably believed as necessary or beneficial to the smooth operation of the Campus Network.

          In addition to any other right that is granted by CYN and CYI to YMHK under the Cooperation Agreement, CYN and CYI have agreed to exclusively grant YMHK or any third party/parties designated by YMHK with the following rights during the term of the Cooperation Agreement and any renewal period of the term: (a) exclusive right to advertise on the Campus Network and to source advertising business for this purpose; (b) exclusive right to sell and operate the commercial campus marketing events; (c) right to provide foreign commercial content to the Campus Network (excluding non-profit, educational content exchange and those contents that are not permitted to be disseminated through the Campus Network under applicable Chinese laws); and (d) enjoy the rights with respect to the setup, operation, maintenance and expansion of the Campus Network according to a separate commercial and technical services agreement.  The parties have agreed that that in case any third party makes any payment or gives any economic benefit to CYN and/or CYI for the placing of any commercial content made or sourced by that third party on the Campus Network, such payment or economic benefit shall belong to YMHK WFOE, and CYN and/or CYI (as the case may be) shall direct such third party to make such payment or give such economic benefit to YMHK WFOE directly.

          CYN, CYI and CYN Ads have undertaken that during the term of the Cooperation Agreement and any renewal period of the term: (a) none of them will appoint any other licensee or otherwise delegate any right to any third person (including any CYN affiliate) which will in any way influence or impact the cooperation contemplated by the Cooperation Agreement or any right that has been granted to YMHK under the Cooperation Agreement; (b) none of them will undertake or become involved in any business or activity which, in the reasonable opinion of YMHK, competes or may compete with the Campus Network or will in any way influence or impact the cooperation contemplated by the Cooperation Agreement or any right that has been granted to YMHK under the Cooperation Agreement; and (c) they will cause and make sure all their affiliates, directors, officers and employees also to be bound by the same obligations.

          The term of the Cooperation Agreement shall be 20 years and may be renewed for an additional term of 10 years by notice in writing given by YMHK to the other parties at least 60 days prior to the expiration of the term.  Notwithstanding the foregoing, either CYN and CYI on the one side or YMHK on the other side may terminate the Cooperation Agreement: (a) if the commercial and technical services agreement contemplated to be entered into among the parties is terminated according to its terms; (b) if the other side commits a material breach of the Cooperation Agreement; and (c) if the other side becomes insolvent or bankrupt.

          In accordance with the Cooperation Agreement, 49% of CYI's total equity interest has been acquired by a PRC citizen designated and acceptable to CYN, CYI and YMHK.  Such designated stockholder has entered into a series of contractual arrangements which include (i) appointing a designee of YMHK as the proxy to exercise all of such stockholders' voting rights with respect to CYI, (ii) granting an option to YMHK to acquire such equity interest provided it is permitted by PRC laws, and (iii) pledging all of such stockholder's equity interest in CYI to YMHK in order to guarantee the foregoing obligations.

          Other than in respect of the aforesaid agreements, there is no material relationship between Digicorp and its affiliates and CYN, CYI and CYN Ads.

          The foregoing description of the Cooperation Agreement is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

          In conjunction with Cooperation Agreement, on June 10, 2008, Digicorp issued an aggregate of 71,020 shares of its Series A Convertible Preferred Stock to three designees of CYN.  See Digicorp's Current Report on Form 8-K filed on June 4, 2008 for information on the Series A Convertible Preferred Stock.  The Series A Convertible Preferred Stock shall be convertible into shares of Common Stock at a rate of one thousand (1,000) shares of Common Stock for every one share of Series A Convertible Preferred Stock at the option of the holder at any time subsequent to the filing of an amendment to Digicorp's certificate of incorporation with the Secretary of State of the State of Delaware whereby the authorized Common Stock is increased to a minimum of 200,000,000 shares.

          The foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.

Exhitbits
10.1
Cooperation Agreement among China Youth Net Technology (Beijing) Co., Ltd., China Youth Interactive Cultural Media (Beijing) Co., Ltd., China Youth Net Advertising Co. Ltd. and Youth Media (Hong Kong) Limited, effective as of June 10, 2008.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned, thereunto duly authorized.

Digicorp, Inc.
(Registrant)

Date: June 16, 2008	By:	/s/ Jay Rifkin
	Name:	Jay Rifkin
	Title:	Chief Executive Officer